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                                                                     EXHIBIT 4.1

                              BOWATER INCORPORATED

                        $400,000,000 61/2% Notes due 2013

                               PURCHASE AGREEMENT

                                                                   June 16, 2003
                                                              New York, New York

UBS Securities LLC
   As Representative of the Several Initial
   Purchasers named in Schedule I hereto

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

                  Bowater Incorporated, a Delaware corporation (the "Company"), agrees with you as follows:

                  1. Issuance of Notes. The Company proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom UBS Securities LLC (the "Representative") is acting as representative, $400,000,000 aggregate principal amount of its 61/2% Notes due 2013 (the "Original Notes"). The Original Notes will be issued pursuant to an indenture (the "Indenture"), to be dated June 19, 2003, between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                  The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated June 15, 2003 (the "Preliminary Memorandum"), and a final offering memorandum dated and available for distribution on the date hereof (the "Final Memorandum") relating to the Company and the Original Notes.

                  The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Original Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Final Memorandum, as amended or supplemented, solely to
(i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and (ii) other eligible purchasers pursuant to

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offers and sales that occur outside the United States within the meaning of
Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "Eligible Purchasers."

                  Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Final Memorandum.

                  Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be dated the Closing Date (as defined below) in form and substance reasonably satisfactory to the Initial Purchasers and conforming to the description thereof in the Final Memorandum, for so long as such Original Notes constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to (i) file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "Exchange Notes" and, together with the Original Notes, the "Notes") to be offered in exchange for the Original Notes (the "Exchange Offer") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Original Notes, and (ii) to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Note Documents."

                  The Company intends to apply the proceeds of the sale of the Original Notes as described in the Final Memorandum under the heading "Use of Proceeds."

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the aggregate principal amount of the Original Notes set forth opposite their respective names in Schedule I hereto. The purchase price for the Original Notes shall be 98.750% of the initial offering price of 99.610%, plus accrued interest, if any from June 19, 2003 to the Closing Date.

                  3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on June 19, 2003 (such date and time, the "Closing Date") at the offices of Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Representative and the Company.

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                  The Original Notes to be purchased by the Initial Purchasers hereunder will be represented by two or more definitive global notes in book-entry form that will be deposited by or on behalf of the Company with The Depositary Trust Company ("DTC") or its designated custodian. The Company will deliver the Original Notes to the Representative, for the account of each Initial Purchaser, against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company on or prior to the Closing Date (or by such means as the parties hereto shall agree prior to the Closing Date), by causing DTC to credit the Original Notes to the account of the Representative at DTC.

                  4. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers as follows:

                  (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Memorandum (until such time as the Final Memorandum is complete) and Final Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Memorandum (until such time as the Final Memorandum is complete) and Final Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

                  (b) Not to amend or supplement the Final Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished with a copy of such amendment or supplement.

                  (c) If, during the time that a Final Memorandum is required to be delivered in connection with any Exempt Resales after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Memorandum in order to make the statements in the Final Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Memorandum to comply with all applicable laws, the Company shall, upon becoming aware of any such event, promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Final Memorandum so that (i) the statements in the Final Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Final Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Final Memorandum will comply with applicable law.

                  (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the se-

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                                      -4-

         curities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject, or to incur expenses that the Company reasonably believes are excessive in connection with such requested qualification or registration.

                  (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (f) To pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Company) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Memorandum and the Final Memorandum and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Company in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement, (iv) the issuance, transfer and delivery by the Company of the Original Notes to the Initial Purchasers, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto),
         (vi) the furnishing of such copies of the Final Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Notes in The Portal Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by DTC for "book-entry" transfer, (x) the rating of the Notes by rating agencies,
         (xi) the reasonable fees and expenses of the Trustee and its counsel and (xii) the performance by the Company of its other obligations under the Note Documents. In addition, if the transaction contemplated by this agreement shall be terminated pursuant to clause (i) or (ii) of
         Section 11(b), then, in addition to any other remedies that the Initial Purchasers may have, the Company shall pay the rea-

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                                      -5-

         sonable fees, expenses and disbursements of counsel to the Initial Purchasers. If the transaction contemplated by this agreement shall be terminated pursuant to clauses (iii), (iv), (v) or (vi) of Section 11(b), then, in addition to any other remedies that the Initial Purchasers may have, the Company and the Initial Purchasers shall each pay one-half the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers. It is understood, however, that except as expressly provided in this Section 4(f) and Section 6 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses incurred in connection with any offers they may make.

                  (g) To use the proceeds from the sale of the Original Notes in the manner described in the Final Memorandum under the caption "Use of Proceeds."

                  (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Original Notes.

                  (i) Not to, and not to permit any of its Subsidiaries (as defined in Section 5(a)(iv)) to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

                  (j) During the period of two years following the Closing Date, not to and to use its reasonable best efforts to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

                  (k) Not to engage, not to allow any of its Subsidiaries to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

                  (l) Not to engage, not to allow any of its Subsidiaries to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on its behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of

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         the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the reasonable expenses of printing and distributing such documents.

                  (n) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement.

                  (o) To comply in all material respects with all of its obligations set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use its best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

                  (p) To use its reasonable best efforts to effect the inclusion of the Original Notes in PORTAL.

                  (q) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared final internal financial statements of the Company and its Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Final Memorandum, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise make available to security holders and (iii) such other information as the Initial Purchasers shall reasonably request; provided, however, that the Company's obligations under this paragraph
         (q) shall be deemed to be satisfied to the extent that any information required by clauses (i) through (iii) is filed and publicly available via EDGAR.

                  (r) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Memorandum and the Final Memorandum.

                  (s) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940, as amended.

                  (t) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interests any Notes; and none of the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

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                  5.       Representations and Warranties. (a) The Company
represents and warrants to the Initial Purchasers that:

                           (i) The Final Memorandum has been prepared for use in connection with the Exempt Resales. Neither the Preliminary Memorandum nor the Final Memorandum as of its respective issue date, and on the Closing Date the Final Memorandum, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, subsequent to the issue date of the Preliminary Memorandum, the Company and the Initial Purchasers agreed (A) to an additional term of the Notes, which would allow the Company to redeem the Notes in certain circumstances, (B) that only one tranche of Notes (instead of two tranches with different maturity dates) would be offered and sold, (C) that the Company would use a portion of the proceeds to repay a portion of a $200 million accounts receivable securitization arrangement and (D) that the terms described in clauses (A), (B) and (C) would be reflected in the Final Memorandum); provided, however, that the Company makes no representation or warranty with respect to (i) information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, as supplemented or amended, in reliance upon and in conformity with the information furnished to the Company in writing, including by electronic transmission, by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for inclusion in the Preliminary Memorandum, the Final Memorandum or any supplement or amendment thereto or (ii) information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, as supplemented or amended, in reliance upon and in conformity with the information furnished to the Company by any other third party. No order preventing the use of the Preliminary Memorandum or the Final Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Company or the Subsidiaries, has been threatened.

                           (ii) The documents incorporated by reference in the Final Memorandum heretofore filed with the Commission were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further incorporated documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact re-

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                                      -8-

                  quired to be stated therein or necessary in order to make the statements therein not misleading.

                           (iii) There are no securities of the Company that are listed on a national securities exchange registered under
                  Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

                           (iv) As of the Closing Date, the Company shall have an authorized capitalization as set forth under the heading "Capitalization" in the Final Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Attached hereto as Schedule II is a true and complete list of each subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X under the Act, their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company (all such Significant Subsidiaries, the "Subsidiaries"). The entities listed on Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Final Memorandum (including any documents incorporated by reference therein), and except for (A) the 1,000 shares of non-voting, nonconvertible preferred stock issued by Bowater Canada Inc. to Fraser and Beatty and (B) the 1,000 shares of non-voting, nonconvertible preferred stock issued by Bowater Canadian Forest Products Inc. to Fraser and Beatty, are owned, directly or indirectly, by the Company free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act or the securities or "Blue Sky" laws of certain jurisdictions). Except as set forth in the Final Memorandum (including any documents incorporated by reference therein), there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement or any other agreement.

                           (v) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so

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                                      -9-

                  qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and its subsidiaries, taken as a whole.

                           (vi) The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

                           (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (viii) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of the Company, enforceable in all material respects against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Final Memorandum.

                           (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in all material respects against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now of hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Final Memorandum.

                           (x) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Ex-

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                                      -10-

                  change Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in all material respects against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                           (xi) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legal, valid and binding obligation of the Company, enforceable in all material respects against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and
                  (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
                  (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Final Memorandum.

                           (xii) All taxes, fees and other governmental charges that are due and payable by the Company on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

                           (xiii)   None of the Company or the Subsidiaries is
                  (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and
                  (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

                           (xiv) The execution, delivery and performance by the Company of the Note Documents to which it is a party including the consummation of the offer and sale of the Original Notes do not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of the Company or any Subsidiary or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any Subsidiary, (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties, other than, in the case of each of clauses (i) through (iv), violations, conflicts, breaches or defaults, or creations or impositions of liens, charges or encumbrances or accelerations of indebtedness that would not have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company or any Subsidiary of the Note Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (y) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Exchange Notes or (z) such other consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities laws in connection with the issuance of the Notes and the Exempt Resales. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.

                           (xv) Except as set forth in the Final Memorandum (including any documents incorporated by reference therein), there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or any Sub-sidiary, threatened, to which any of the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject that (x) in the case of clause
                  (A) above, if determined adversely to any of the Company or any Subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

                           (xvi) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent.

                           (xvii) Except as set forth in the Final Memorandum (including any documents incorporated by reference therein), the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Company or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Final Memorandum

                  (including any documents incorporated by reference therein). The Company and each Subsidiary maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

                           (xviii)  The Company and each Subsidiary has (A) all
                  licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by it in the manner described in the Final Memorandum (including any documents incorporated by reference therein), except where failure to hold such Authorizations would not be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not reasonably be expected to have a Material Adverse Effect.

                           (xix) The Company and each Subsidiary has valid title in fee simple to all items of real property and title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) as such does not materially and adversely affect the value of such property and does not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference would have a Material Adverse Effect, and (ii) liens set forth in the Final Memorandum (including any documents incorporated by reference therein). Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

                           (xx) The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses operated by it as described in the Final Memorandum (including any documents incorporated by reference therein), except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect.

                           (xxi) All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles in effect from time to time ("GAAP") or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property.

                           (xxii) Neither the Company nor the Subsidiaries has any material liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

                           (xxiii)  Neither the Company nor any Subsidiary is an
                  "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                           (xxiv) There are no holders of securities of the Company or any Subsidiary who have the right to request or demand that the Company or any Subsidiary register under the Act any of such securities held by any such holder.

                           (xxv) The Company and each Subsidiary maintain a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxvi) Except as described in the Final Memorandum (including any documents incorporated by reference therein), the Company and each Subsidiary maintain insurance covering its properties, assets, operations and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses.

                           (xxvii)  Neither the Company nor (to its knowledge)
                  any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company in a manner that would require registration of the Original Notes under the Act.

                           (xxviii) Neither the Company nor (to its knowledge)
                  any of its affiliates (as defined in Rule 144 under the Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

                           (xxix) None of the Company or (to its knowledge) any of its affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

                           (xxx) No form of general solicitation or general advertising that isprohibited by the Act in connection with offers or sales such as the Exempt Resales was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the of-fer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Company nor any of its affiliates has entered into, and neither the Company nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

                           (xxxi) As of March 31, 2003, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Final Memorandum (including any documents incorporated by reference therein). Since March 31, 2003, except as set forth or contemplated in the Final Memorandum (including any documents incorporated by reference therein), (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development with respect to the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the Company's regular quarterly dividend, and (d) there has not been any change in the non-current portion of long-term debt of the Company or any of the Subsidiaries.

                           (xxxii)  Neither the Company nor any of the
                  Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

                           (xxxiii) The Company has received a representation
                  from KPMG LLP that they are independent accountants within the meaning of the Act. The historical financial statements and the notes thereto included and incorporated by reference in the Final Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Final Memorandum (including any documents incorporated by reference therein)). The other financial and statistical information and data included in the Final Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

                           (xxxiv)  Except as described in the section entitled
                  "Plan of Distribution" in the Final Memorandum, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any other person other than the Initial Purchasers that would give rise to a valid claim against the Company, any such Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                           (xxxv) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

                           (xxxvi)  As of the Closing Date, each of the
                  representations and warranties of the Company and the Subsidiaries set forth in each of the Note Documents will be true and correct as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain other date).

                           (xxxvii) Each certificate signed by any officer of
                  the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered by such certificate.

                  The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

                  (b) Each Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Original Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents, warrants and covenants to the Company that:

                           (i)      It is a QIB with such knowledge and
                  experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

                           (ii) (A) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only (1) in transactions meeting the requirements of Rule 144A, to persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or
                  (2) in transactions meeting the requirements of Regulation S, to persons other than U.S. persons (as defined in Regulation
                  S) outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                           (iii) With respect to offers and sales outside the United States:

                                    (A) the Initial Purchasers understand that
                           no action has been taken or will be taken in any jurisdiction by the Company that would permit a public offering of the Original Notes, or possession or distribution of the Preliminary Memorandum or Final Memorandum or any other offering or publicity material relating to the Original Notes, in any country or jurisdiction where action for that purpose is required.

                                    (B) the Initial Purchasers will comply with
                           all applicable laws and regulations in each jurisdiction in which they acquire, offer, sell or deliver Notes or have in their possession or distribute either any Final Memorandum or any such other material, in all cases at their own expense; and

                                    (C) the Initial Purchasers have offered the
                           Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and
                           (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date (the "Distribution Compliance Period"), only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, none of the Initial Purchasers, their affiliates or any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S, including, during the Distribution Compliance Period:

                                    (1)      no such offer or sale will be made
                  to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser); and

                                    (2)      it, its Affiliates and any person
                  acting on its behalf, if selling Notes to another Initial Purchaser, a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as set forth in this Section 5(b).

                  Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.

                  (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                  (v) Each Initial Purchaser agrees not to sell, prior to the expiry of a period of six months from the Closing Date, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. Each Initial Purchaser agrees that it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by such Initial Purchaser in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company. Each Initial Purchaser has complied and will comply with all applicable provisions of the FSMA with respect to anything done by such Initial Purchaser in relation to the notes in, from or otherwise involving the United Kingdom.

                  The Initial Purchasers understand that the Company and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

         6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, "Losses") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable under this Section 6(a) as a result of the terms described in clauses
(A), and (B) of Section 5(a)(i) of this Agreement, or in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein, provided, however, that with respect to any untrue statement or omission from the Preliminary Memorandum the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such Loss was an initial resale by such Initial Purchaser and any such Loss of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Final Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Memorandum was corrected in the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

         (b) The Initial Purchasers agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and each of its respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing, including by electronic transmission, to the Company by or on behalf of the Initial Purchasers expressly for use therein. The Company and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing, including by electronic transmission, by the Initial Purchasers to the Company expressly for use in the Preliminary Memorandum or the Final Memorandum.

                  (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemni-fying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such pro-portion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total discounts and commissions received by the Initial Purchasers in connection with the offering. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Act) shall be entitled to contribution (within the meaning of Section 11(f) of the Act) from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

                  8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Company shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

                  (b) The Final Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day following the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Final Memorandum (including any documents incorporated therein by reference), no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against the Company and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                  (d) At the Closing Date there shall not have occurred any downgrading, nor shall any notice have been received by the Company of
         (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary of the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

                  (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of the Company confirming, as of the Closing

         Date, to their knowledge, the matters set forth in paragraphs (a), (b),
         (c) and (d) of this Section 8.

                  (f) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Wyche, Burgess, Freeman & Parham, P.A., counsel to the Company, and (ii) Harry F. Geair, general counsel for the Company substantially in the form of Exhibits A-1 and A-2, respectively, attached hereto and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received on the Closing Date an opinion (reasonably satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers.

                  (h) The Initial Purchasers shall have received a "comfort letter" from KPMG LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from KPMG LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

                  (i) The Company shall have entered into the Indenture and the Registration Rights Agreement and each of the Initial Purchasers shall have received copies, conformed as executed, thereof.

                  (j) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Company's obligations hereunder and under the Indenture and the Notes shall be in full force and effect.

                  (k) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as it may reasonably request.

                  (l) Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

                  (m) The Original Notes shall be eligible for trading in the PORTAL market upon issuance.

                  (n) All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with in all material respects.

                  If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 9,and 10 shall remain in effect.

                  The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

                  9. Initial Purchasers' Information. The Company and the Initial Purchasers severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchasers set forth in paragraphs 4, 6, 7 and 8 under the caption "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing, including by electronic transmission, by the Initial Purchasers expressly for use in the Preliminary Memorandum or the Final Memorandum.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Section 4(f), the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, and 9 shall survive the termination of this Agreement, including pursuant to Section 11.

                  11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                  (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 4(f), 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Company pursuant to Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, (v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' reasonable judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Final Memorandum or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum.

                  (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

                  (d)      [Intentionally Omitted]

                  (e) Subject to Section 6 and this Section 11, if, at the time of purchase, any Initial Purchaser shall default in its obligation to take up and pay for the Original Notes to be purchased by it at such time hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of this Section 11) and if the aggregate principal amount of Original Notes which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Original Notes to be purchased at such time, the non-defaulting Initial Purchasers shall take up and pay for (in addition to the aggregate number of Original Notes they are obligated to purchase at such time pursuant to Section 2 hereof) the aggregate principal amount of Original Notes agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided. Such Original Notes shall be taken up and paid for by such non-defaulting Initial Purchaser or Initial Purchasers in such amount or amounts as the Representative may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Original Notes shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Original Notes set opposite the names of such non-defaulting Initial Purchasers in Schedule I.

                  Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Original Notes hereunder unless all of the Original Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by the Representative with the approval of the Company or selected by the Company with the Representative's approval).

                  If a new Initial Purchasers or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or the Representative shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Final Memorandum and other documents may be effected.

                  The term "Initial Purchaser" as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 11 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

                  If, at the time of purchase, the aggregate principal amount of Original Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total principal amount of Original Notes which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Original Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser and without any liability on the part of any non-defaulting Initial Purchaser to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement. If this Agreement is terminated as contemplated in this paragraph, or if the Initial Purchasers otherwise fail to perform in any material respect their obligations hereunder, then, in addition to any other remedies that the Company may have, the defaulting Initial Purchasers shall be jointly and severally liable for the reasonable fees, expenses and disbursements of Company's counsel.

                  12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax number: (203)-719-1075), Attention: Syndicate Department; and if sent to the Company, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Bowater Incorporated, 55 East Camperdown Way, P.O. Box 1028, Greenville, South Carolina 29602-1028 (telephone: (864) 282-9413, fax:
(864) 282-9219), Attention: Treasurer, with a copy to (for informational purposes only): Attention: Bowater Incorporated, 55 East Camperdown Way, P.O. Box 1028, Greenville, South Carolina 29602-1028, Attention: General Counsel, facsimile no. (864) 282-9569.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, first class and postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a nationally recognized, reputable next day air courier.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

                  14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

                  15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                  16. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                  If the foregoing Purchase Agreement correctly sets forth the understanding among the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Initial Purchasers.

                           [-signature page follows-]

                                          BOWATER INCORPORATED

                                          By: /s/ David G. Maffucci
                                              --------------------
                                              Name:
                                              Title:

                                          By: /s/ William G. Harvey
                                              ---------------------
                                              Name:
                                              Title:

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC

By: /s/ Karl Knapp
    ------------------------
    Name:  Karl Knapp
    Title: Managing Director

By: /s/ James Flicker
    ------------------------
    Name:  James Flicker
    Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

                                                                      SCHEDULE I

-------------------------------------------------------------------
                                                PRINCIPAL AMOUNT OF
                                                       NOTES
     INITIAL PURCHASER(a)                          (IN MILLIONS)
-------------------------------------------------------------------
UBS Securities LLC                                    $140.0
-------------------------------------------------------------------
J.P. Morgan Securities Inc.                             80.0
-------------------------------------------------------------------
Scotia Capital (USA) Inc.                               32.0
-------------------------------------------------------------------
BMO Nesbitt Burns Corp.                                 32.0
-------------------------------------------------------------------
Wachovia Securities, Inc.                               32.0
-------------------------------------------------------------------
SunTrust Capital Markets, Inc.                          32.0
-------------------------------------------------------------------
BNY Capital Markets Inc.                                17.4
-------------------------------------------------------------------
TD Securities (USA) Inc.                                17.3
-------------------------------------------------------------------
Banc of America Securities LLC                          17.3
-------------------------------------------------------------------

-------------------------------------------------------------------
Total                                                 $400.0
-------------------------------------------------------------------

----------------
(a)   Legal names to be confirmed by banks

                                                                     SCHEDULE II

                                                                                                  JURISDICTION OF
                                                                              % OWNED BY           INCORPORATION
            SUBSIDIARY                            TYPE OF ENTITY              THE COMPANY         OR ORGANIZATION
            ----------                            --------------              -----------         ---------------
Bowater Canada Finance Corporation                  Corporation                  100%               Nova Scotia

Bowater Canada Inc.                                 Corporation                  100%(1)               Canada

Bowater Canadian Forest Products Inc.               Corporation                  100%(2)               Canada

Bowater Canadian Holdings Incorporated              Corporation                  100%               Nova Scotia

Bowater Finance Company Inc.                        Corporation                  100%                 Delaware

Bowater Foreign Sales Corporation                   Corporation                  100%                 Barbados

Bowater Funding Inc.                                Corporation                  100%                 Delaware

Bowater Nuway Inc.                                  Corporation                  100%                 Delaware

Bowater U.S. Holdings Inc.                          Corporation                  100%                 Delaware

(1) Bowater Canada Inc. has issued 1,000 shares of non-voting, nonconvertible preferred stock to Fraser and Beatty.

(2) Bowater Canadian Forest Products Inc. has issued 1,000 shares of non-voting, nonconvertible preferred stock to Fraser and Beatty

                                                                     EXHIBIT A-1

                       FORM OF OPINION OF WYCHE, BURGESS,
                             FREEMAN & PARHAM, P.A.

                  The opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                           (i) None of the Company or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

                           (ii) To our knowledge, none of the Company or any Subsidiary (or any agent thereof acting on their behalf) has taken any action that is reasonably likely to cause the Purchase Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System as in effect on the Closing Date.

                           (iii) The statements under the caption "Principal U.S. Federal Income Tax Considerations" in the Final Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents and proceedings.

                           (iv) The material terms of the Original Notes conform as to legal matters in all material respects to the description thereof contained in the Final Memorandum.

                  We have participated in the preparation of the Final Memorandum. From time to time we have had discussions with officers, directors and employees of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and its Subsidiaries included in the Final Memorandum, and the Initial Purchasers, at which the contents of the Final Memorandum and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Final Memorandum. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Final Memorandum, as of its date or on the date hereof included or includes any untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the operating statistics, financial statements and the notes thereto, financial schedules, and other financial, statistical and accounting data included (or incorporated by reference) therein).

                                                                     EXHIBIT A-2

                       FORM OF OPINION OF GENERAL COUNSEL
                                 FOR THE COMPANY

                  The opinion of Harry F. Geair, general counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(f) of the Purchase Agreement shall be to the effect that:

                           (i) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted, and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                           (ii) The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes.

                           (iii) Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (except for operating statistics, financial statements and the notes thereto, financial schedules, and other financial, statistical and accounting data included (or incorporated by reference) therein, as to which I do not express any opinion) when filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                           (iv) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (v) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable in all material respects against the Company in accordance with its terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and
                  (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations..

                           (vi) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenticated under the Indenture and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in all material respects against the Company in accordance with their terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and
                  (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations..

                           (vii) The Exchange Notes have been, duly and validly authorized for issuance by the Company and, when issued, authenticated under the Indenture and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in material accordance with their terms, except that (A) as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations.

                           (viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and deliver by the Initial Purchasers, constitutes a legal, valid and binding obligation of the Company enforceable in all material respects against the Company in accordance with its terms, except that (A) the enforce-ment thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and
                  (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations.

                           (ix)     None of the execution, delivery and
                  performance by the Company of the Transaction Documents to which it is a party including the consummation of the offer and sale of the Original Notes does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary or an acceleration of any indebtedness of the Company pursuant to, (A) the charter, bylaws or other constitutive documents of the Company, (B) assuming the consummation of the transactions contemplated thereby, any Agreement or Instrument, (C) any law, statute, rule or regulation applicable to the Company or its assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or it assets or properties other than, in the case of each of clauses (A) through (D), violations, conflicts, breaches, defaults, creations or impositions of liens, charges or encumbrances, or accelerations of indebtedness that would not have a Material Adverse Effect.

                           (x) No consent, approval, authorizations or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Transaction Documents, or the issuance and delivery of the Original Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Final Memorandum, except such as may be required under federal and state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

                           (xi) To my knowledge, there does not exist any judgment, order, injunction or other restraint issued by or filed with any court with respect to the transactions contemplated by the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents.

                           (xii) None of the Company or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the

                  United States within the meaning of the Investment Company Act of 1940, as amended.

                           (xiii) The statements under the caption "Principal U.S. Federal Income Tax Considerations" in the Final Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents and proceedings.

                           (xiv) To my knowledge and other than as set forth in the Final Memorandum or disclosed in any document filed by the Company with the Commission and incorporated by reference into the Final Memorandum, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents or that are otherwise material in the context of the issuance and sale of the Notes or issuance of the Exchange Notes; and no such actions, suits or proceedings are, to my knowledge, threatened.

                           (xv) The Company is not (a) in violation of its charter, bylaws or other constitutive documents or (b) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  I have participated in the preparation of the Final Memorandum. From time to time I have had discussions with officers, directors and employees of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum, and the Initial Purchasers, at which the contents of the Final Memorandum and related matters were discussed. I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Final Memorandum. Based upon the participation and discussions described above, however, no facts have come to my attention that cause me to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the operating statistics, financial statements and the notes thereto, financial schedules, and other financial, statistical and accounting data included (or incorporated by reference therein)).